Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
News Release
Contact:
Zachary A. Nagle, Investor Relations — 201-847-5453
Colleen T. White, Corporate Communications — 201-847-5369
BD ANNOUNCES RESULTS FOR 2010 FOURTH FISCAL QUARTER AND FULL YEAR
•	Reports diluted earnings per share from continuing operations of $1.24 for the fourth quarter and $4.90 for the full fiscal year, in line with the Company’s expectations.

•	States that reported earnings reflect the reclassification of the operating results and gain on the sale of the Ophthalmic Systems unit and certain platforms of the Medical Surgical Systems unit as discontinued operations.

•	Announces planned stock repurchases of $1.5 billion in 2011 funded by ongoing cash flow and the issuance of debt.

•	Expects full fiscal year 2011 diluted earnings per share from continuing operations to be between $5.45 and $5.55, an increase of 11 to 13 percent on an as-reported basis.
Franklin Lakes, NJ (November 3, 2010) — BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $1.873 billion for the fourth fiscal quarter ended September 30, 2010, representing an increase of 1.0 percent from the prior-year period, or 2.9 percent on a foreign currency-neutral basis.

For the full fiscal year ended September 30, 2010, BD reported revenues of $7.372 billion, representing an increase of 5.5 percent over the prior year, or 5.6 percent on a foreign currency-neutral basis.
The Company also plans to repurchase $1.5 billion of its common stock in 2011 and an additional $600 million in 2012. The Company plans to fund the repurchases through ongoing cash flow and the issuance of debt.
“We are proud of our accomplishments during 2010. We met our financial and operational goals despite the challenging macroeconomic climate facing our industry,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “Our solid performance has enabled us to continue to return significant value to shareholders and also to invest in key geographic expansion, new product platforms and businesses and operational excellence programs. We have confidence in our outlook for fiscal year 2011 and remain committed to serving our customers with superior healthcare products.”
Update on the Sale of Certain Assets in the BD Medical Segment
In the fourth quarter of fiscal year 2010, the Company completed the sale of the Ophthalmic Systems unit as well as the surgical blades, critical care and extended dwell catheter product platforms. The results of operations associated with the Ophthalmic Systems unit, surgical blade platform and critical care platform have been reclassified as discontinued operations for all quarters and years referred to in this release.

As illustrated on page 3 of the attached financial tables, diluted earnings per share from discontinued operations for the fourth quarter of $0.44 consisted of $0.06 from operations and $0.39 from the gain on the sale. Diluted earnings per share for the fourth quarter of $1.68 less the $0.44 from discontinued operations resulted in diluted earnings per share from continuing operations of $1.24. Diluted earnings per share from discontinued operations for the year of $0.59 consisted of $0.21 from operations and $0.38 from the gain on the sale. Diluted earnings per share for the year of $5.49 less the $0.59 from discontinued operations resulted in diluted earnings per share from continuing operations of $4.90.
Also included in the attached financial tables are the Company’s Consolidated Income Statements for the first three quarters of fiscal year 2010 and for all periods in fiscal year 2009 for reference, which reflect the reclassification change for the Ophthalmic Systems unit, surgical blade platform and critical care platform. The results of operations associated with the extended dwell catheter product platform are reported within continuing operations, as this asset group did not meet the criteria for discontinued operations.
Fourth Quarter Earnings and Analysis of the Full Fiscal Year 2010 and 2009 Earnings
Reported diluted earnings per share from continuing operations for the fourth quarter were $1.24, compared with $1.20 in the prior-year period, representing a 3.3 percent increase. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the fourth quarter increased by 1.7 percent.

For the full fiscal year ended September 30, 2010, reported diluted earnings per share from continuing operations were $4.90, compared with $4.73 in the prior fiscal year, representing an increase of 3.6 percent. Current full fiscal year results include a previously disclosed non-cash charge of $8.9 million, or $0.04 per share from continuing operations, related to healthcare reform impacting Medicare Part D reimbursements. The prior fiscal year included a $20 million, or $0.08 per share, tax benefit related to various tax settlements in multiple jurisdictions and a litigation charge of $45 million, or $0.11 per share, which were also previously disclosed. Excluding these items, adjusted diluted earnings per share from continuing operations increased by 3.8 percent to $4.94, compared with $4.76 adjusted diluted earnings per share in the prior-year period. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the fiscal year increased 9.2 percent.
Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $959 million, representing a decrease of 0.3 percent compared with the prior-year period. Revenues increased 2.1 percent on a foreign currency-neutral basis. Segment revenue growth reflected an unfavorable comparison to the prior year of 4.3 percentage points due to the sales related to the H1N1 flu pandemic in fiscal year 2009, partially offset by strong growth in the Diabetes Care business. For the twelve-month period ended September 30, 2010, BD Medical revenues increased 6.7 percent, or 6.2 percent on a foreign currency-neutral basis.
In the BD Diagnostics segment, worldwide revenues for the quarter were $591 million, representing an increase of 2.0 percent compared with the prior-year period, or 3.1 percent on a foreign currency-neutral basis. Segment revenue growth was negatively impacted by 2.4 percentage points due to sales related to the flu pandemic in fiscal year 2009 in addition to lower lab testing and reduced physician office visits. For the twelve-month period ended September 30, 2010, BD Diagnostics revenues increased 4.2 percent, or 4.0 percent on a foreign currency-neutral basis.
In the BD Biosciences segment, worldwide revenues for the quarter were $323 million, representing an increase of 3.5 percent compared with the prior-year period. Revenues increased 5.3 percent on a foreign currency-neutral basis, primarily driven by instrument and reagent sales in the Cell Analysis business unit. For the twelve-month period ended September 30, 2010, BD Biosciences revenues increased 4.4 percent, or 6.8 percent on a foreign currency-neutral basis.
Geographic Results
Fourth quarter revenues in the U.S. were $832 million, representing an increase of 1.4 percent compared with the prior-year period, including a negative impact of 1.8 percentage points related to the flu pandemic. Revenues outside of the U.S. were $1.041 billion, representing an increase of 0.8 percent compared with the prior-year period, or 4.2 percent on a foreign currency-neutral basis. International revenue growth was negatively impacted by 4 percentage points due to the H1N1 flu pandemic-related sales in fiscal year 2009. Revenues reflected continuing strength in emerging markets, which was partially offset by slower growth in Europe. For the twelve-month period ended September 30, 2010, revenues in the U.S. were $3.287 billion, representing an increase of 5.0 percent compared with the prior-year period. Revenues outside of the U.S. were $4.086 billion, representing an increase of 5.9 percent compared with the prior-year period, or 6.0 percent on a foreign currency-neutral basis.

Fiscal 2011 Outlook for Full Year
The Company estimates that reported revenues for the full fiscal year 2011 will increase about 4 percent. The Company also expects reported diluted earnings per share from continuing operations for fiscal year 2011 to be between $5.45 and $5.55, an increase of approximately 11 to 13 percent over fiscal year 2010. Diluted earnings per share from continuing operations for fiscal year 2011 are expected to increase 10 to 12 percent over adjusted diluted earnings per share from continuing operations, excluding specified item, of $4.94 for the fiscal year 2010.
Conference Call Information
A conference call regarding BD’s fourth quarter results and its expectations for the full fiscal year 2011 will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 10:00 a.m. (ET) Thursday, November 4, 2010. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-642-1687 (domestic) and 1-706-645-9291 (international) through the close of business on Thursday, November 11, 2010, access code 15660232.
Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables and the Form 8-K that BD filed today with the SEC.
About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.
***
This press release, including the section entitled “Fiscal 2011 Outlook”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: the unknown consequences of the recently-enacted healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic downturn on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; our ability to successfully integrate any businesses we acquire; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2010	2009	% Change

REVENUES	$1,873,195	$1,854,023	1.0

Cost of products sold	900,933	890,197	1.2
Selling and administrative	438,139	427,008	2.6
Research and development	123,606	112,890	9.5

TOTAL OPERATING COSTS AND EXPENSES	1,462,678	1,430,095	2.3

OPERATING INCOME	410,517	423,928	(3.2)

Interest income	14,594	14,418	1.2
Interest expense	(12,278)	(13,782)	(10.9)
Other income (expense), net	1,285	(3,312)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	414,118	421,252	(1.7)

Income tax provision	121,065	126,824	(4.5)

INCOME FROM CONTINUING OPERATIONS	293,053	294,428	(0.5)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $27,645 AND $7,684, RESPECTIVELY	103,642	22,792	NM

NET INCOME	$396,695	$317,220	25.1

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.27	$1.23	3.3
Income from discontinued operations	$0.45	$0.10	NM
Net income (1)	$1.71	$1.33	28.6

Diluted:
Income from continuing operations	$1.24	$1.20	3.3
Income from discontinued operations	$0.44	$0.09	NM
Net income	$1.68	$1.29	30.2

AVERAGE SHARES OUTSTANDING

Basic	231,396	239,162
Diluted	236,316	245,056

NM — Not Meaningful

(1)	Total per share amounts may not add due to rounding

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Twelve Months Ended September 30,
	2010	2009	% Change

REVENUES	$7,372,333	$6,986,722	5.5

Cost of products sold	3,543,183	3,311,676	7.0
Selling and administrative	1,721,356	1,680,797	2.4
Research and development	430,997	404,567	6.5

TOTAL OPERATING COSTS AND EXPENSES	5,695,536	5,397,040	5.5

OPERATING INCOME	1,676,797	1,589,682	5.5

Interest income	35,129	33,148	6.0
Interest expense	(51,263)	(40,389)	26.9
Other income (expense), net	497	(3,850)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,661,160	1,578,591	5.2

Income tax provision	484,820	411,246	17.9

INCOME FROM CONTINUING OPERATIONS	1,176,340	1,167,345	0.8

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $40,703 AND $19,975, RESPECTIVELY	141,270	64,258	NM

NET INCOME	$1,317,610	$1,231,603	7.0

EARNINGS PER SHARE

Basic:
Income from continuing operations	$5.02	$4.85	3.5
Income from discontinued operations	$0.60	$0.27	NM
Net income	$5.62	$5.12	9.8

Diluted:
Income from continuing operations	$4.90	$4.73	3.6
Income from discontinued operations	$0.59	$0.26	NM
Net income	$5.49	$4.99	10.0

AVERAGE SHARES OUTSTANDING

Basic	234,328	240,479
Diluted	240,136	246,798

NM — Not Meaningful

Becton Dickinson and Company
Supplemental Income Statement Information — Fiscal 2010
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited: Amounts in thousands, except per-share data)

		Amounts
		Reclassified
	Previously	to Discontinued	As
	Reported	Operations	Revised

Quarter 1
Revenues	$1,916,774	$47,956	$1,868,818
Income from Continuing Operations	$315,978	$11,885	$304,093
Diluted Earnings Per Share from Continuing Operations	$1.30	$0.05	$1.25

Quarter 2
Revenues	$1,844,854	$45,445	$1,799,409
Income from Continuing Operations	$297,725	$12,691	$285,034
Diluted Earnings Per Share from Continuing Operations (2)	$1.24	$0.05	$1.18

Quarter 3
Revenues	$1,878,229	$47,318	$1,830,911
Income from Continuing Operations	$306,283	$12,123	$294,160
Diluted Earnings Per Share from Continuing Operations (2)	$1.29	$0.05	$1.23

		Amounts Reclassified to
		Discontinued Operations			From
		Operations	Gain		Continuing
	Total	Excluding Gain	on Sale	Total	Operations

Quarter 4 (1)
Revenues	$1,899,548	$26,353	$—	$26,353	$1,873,195
Income	$397,445	$13,258	$91,134	$104,392	$293,053
Diluted Earnings Per Share (2)	$1.68	$0.06	$0.39	$0.44	$1.24

Year (1)
Revenues	$7,539,405	$167,072	$—	$167,072	$7,372,333
Income	$1,317,431	$49,957	$91,134	$141,091	$1,176,340
Diluted Earnings Per Share	$5.49	$0.21	$0.38	$0.59	$4.90

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

(1)	The sale of Ophthalmic Systems unit and the surgical blades product platforms was completed on July 30, 2010 and the sale of the critical care product platform was completed on September 30, 2010.

(2)	Diluted Earnings Per Share may not add due to rounding.

Becton Dickinson and Company
Supplemental Income Statement Information — Fiscal 2009 and 2008
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited: Amounts in thousands, except per-share data)

		Amounts
		Reclassified
	Previously	to Discontinued	As
	Reported	Operations	Revised
Fiscal 2009
Revenues	$7,160,874	$174,152	$6,986,722
Income from Continuing Operations	$1,213,054	$45,709	$1,167,345
Diluted Earnings Per Share from Continuing Operations	$4.92	$0.19	$4.73

Fiscal 2008
Revenues	$7,074,942	$177,323	$6,897,619
Income from Continuing Operations	$1,115,867	$38,113	$1,077,754
Diluted Earnings Per Share from Continuing Operations	$4.42	$0.15	$4.27

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
	2010	2009	% Change

BD MEDICAL
United States	$400,231	$392,111	2.1
International	558,374	569,677	(2.0)

TOTAL	$958,605	$961,788	(0.3)

BD DIAGNOSTICS
United States	$307,721	$305,488	0.7
International	283,743	274,521	3.4

TOTAL	$591,464	$580,009	2.0

BD BIOSCIENCES
United States	$124,009	$123,225	0.6
International	199,117	189,001	5.4

TOTAL	$323,126	$312,226	3.5

TOTAL REVENUES
United States	$831,961	$820,824	1.4
International	1,041,234	1,033,199	0.8

TOTAL	$1,873,195	$1,854,023	1.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Twelve Months Ended September 30,
	2010	2009	% Change

BD MEDICAL
United States	$1,596,336	$1,503,471	6.2
International	2,200,096	2,053,223	7.2

TOTAL	$3,796,432	$3,556,694	6.7

BD DIAGNOSTICS
United States	$1,214,288	$1,177,543	3.1
International	1,104,591	1,048,676	5.3

TOTAL	$2,318,879	$2,226,219	4.2

BD BIOSCIENCES
United States	$475,941	$449,151	6.0
International	781,081	754,658	3.5

TOTAL	$1,257,022	$1,203,809	4.4

TOTAL REVENUES
United States	$3,286,565	$3,130,165	5.0
International	4,085,768	3,856,557	5.9

TOTAL	$7,372,333	$6,986,722	5.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30,
(Unaudited; Amounts in thousands)

	United States
	2010	2009	% Change

BD MEDICAL
Medical Surgical Systems	$256,290	$255,168	0.4
Diabetes Care	98,633	88,590	11.3
Pharmaceutical Systems	45,308	48,353	(6.3)

TOTAL	$400,231	$392,111	2.1

BD DIAGNOSTICS
Preanalytical Systems	$162,024	$156,328	3.6
Diagnostic Systems	145,697	149,160	(2.3)

TOTAL	$307,721	$305,488	0.7

BD BIOSCIENCES
Cell Analysis	$86,765	$84,179	3.1
Discovery Labware	37,244	39,046	(4.6)

TOTAL	$124,009	$123,225	0.6

TOTAL UNITED STATES	$831,961	$820,824	1.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$245,724	$253,384	(3.0)	(2.2)	(0.8)
Diabetes Care	100,468	92,098	9.1	12.0	(2.9)
Pharmaceutical Systems	212,182	224,195	(5.4)	2.8	(8.2)

TOTAL	$558,374	$569,677	(2.0)	2.1	(4.1)

BD DIAGNOSTICS
Preanalytical Systems	$144,421	$138,297	4.4	7.4	(3.0)
Diagnostic Systems	139,322	136,224	2.3	4.1	(1.8)

TOTAL	$283,743	$274,521	3.4	5.7	(2.3)

BD BIOSCIENCES
Cell Analysis	$160,230	$150,055	6.8	10.4	(3.6)
Discovery Labware	38,887	38,946	(0.2)	0.8	(1.0)

TOTAL	$199,117	$189,001	5.4	8.4	(3.0)

TOTAL INTERNATIONAL	$1,041,234	$1,033,199	0.8	4.2	(3.4)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$502,014	$508,552	(1.3)	(0.9)	(0.4)
Diabetes Care	199,101	180,688	10.2	11.7	(1.5)
Pharmaceutical Systems	257,490	272,548	(5.5)	1.2	(6.7)

TOTAL	$958,605	$961,788	(0.3)	2.1	(2.4)

BD DIAGNOSTICS
Preanalytical Systems	$306,445	$294,625	4.0	5.4	(1.4)
Diagnostic Systems	285,019	285,384	(0.1)	0.7	(0.8)

TOTAL	$591,464	$580,009	2.0	3.1	(1.1)

BD BIOSCIENCES
Cell Analysis	$246,995	$234,234	5.4	7.8	(2.4)
Discovery Labware	76,131	77,992	(2.4)	(1.9)	(0.5)

TOTAL	$323,126	$312,226	3.5	5.3	(1.8)

TOTAL REVENUES	$1,873,195	$1,854,023	1.0	2.9	(1.9)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30,
(Unaudited; Amounts in thousands)

	United States
	2010	2009	% Change

BD MEDICAL
Medical Surgical Systems	$1,007,322	$974,324	3.4
Diabetes Care	383,783	351,618	9.1
Pharmaceutical Systems	205,231	177,529	15.6

TOTAL	$1,596,336	$1,503,471	6.2

BD DIAGNOSTICS
Preanalytical Systems	$627,421	$608,754	3.1
Diagnostic Systems	586,867	568,789	3.2

TOTAL	$1,214,288	$1,177,543	3.1

BD BIOSCIENCES
Cell Analysis	$326,916	$303,846	7.6
Discovery Labware	149,025	145,305	2.6

TOTAL	$475,941	$449,151	6.0

TOTAL UNITED STATES	$3,286,565	$3,130,165	5.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,002,687	$914,990	9.6	6.6	3.0
Diabetes Care	401,976	363,319	10.6	9.1	1.5
Pharmaceutical Systems	795,433	774,914	2.6	4.3	(1.7)

TOTAL	$2,200,096	$2,053,223	7.2	6.2	1.0

BD DIAGNOSTICS
Preanalytical Systems	$570,386	$534,677	6.7	5.8	0.9
Diagnostic Systems	534,205	513,999	3.9	3.9	—

TOTAL	$1,104,591	$1,048,676	5.3	4.9	0.4

BD BIOSCIENCES
Cell Analysis	$624,322	$600,671	3.9	7.9	(4.0)
Discovery Labware	156,759	153,987	1.8	4.5	(2.7)

TOTAL	$781,081	$754,658	3.5	7.2	(3.7)

TOTAL INTERNATIONAL	$4,085,768	$3,856,557	5.9	6.0	(0.1)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2010	2009	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$2,010,009	$1,889,314	6.4	4.9	1.5
Diabetes Care	785,759	714,937	9.9	9.1	0.8
Pharmaceutical Systems	1,000,664	952,443	5.1	6.4	(1.3)

TOTAL	$3,796,432	$3,556,694	6.7	6.2	0.5

BD DIAGNOSTICS
Preanalytical Systems	$1,197,807	$1,143,431	4.8	4.4	0.4
Diagnostic Systems	1,121,072	1,082,788	3.5	3.5	—

TOTAL	$2,318,879	$2,226,219	4.2	4.0	0.2

BD BIOSCIENCES
Cell Analysis	$951,238	$904,517	5.2	7.8	(2.6)
Discovery Labware	305,784	299,292	2.2	3.6	(1.4)

TOTAL	$1,257,022	$1,203,809	4.4	6.8	(2.4)

TOTAL REVENUES	$7,372,333	$6,986,722	5.5	5.6	(0.1)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
			% Change
	2010	2009	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$282,968	$276,409	2.4	2.4	—
International	160,396	150,270	6.7	9.2	(2.5)

TOTAL	$443,364	$426,679	3.9	4.8	(0.9)

BY SEGMENT
BD Medical	$208,822	$204,536	2.1	2.7	(0.6)
BD Diagnostics	234,542	222,143	5.6	6.7	(1.1)

TOTAL	$443,364	$426,679	3.9	4.8	(0.9)

	Twelve Months Ended September 30,
			% Change
	2010	2009	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$1,108,431	$1,056,797	4.9	4.9	—
International	621,913	568,106	9.5	8.1	1.4

TOTAL	$1,730,344	$1,624,903	6.5	6.0	0.5

BY SEGMENT
BD Medical	$819,084	$761,262	7.6	6.9	0.7
BD Diagnostics	911,260	863,641	5.5	5.2	0.3

TOTAL	$1,730,344	$1,624,903	6.5	6.0	0.5

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS FISCAL 2010
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited; Amounts in thousands, except per-share data)

	Quarter 1	Quarter 2	Quarter 3	Quarter 3 YTD

REVENUES	$1,868,818	$1,799,409	$1,830,911	$5,499,138

Cost of products sold	894,324	864,492	883,434	2,642,250
Selling and administrative	445,673	421,076	416,468	1,283,217
Research and development	99,151	100,193	108,047	307,391

TOTAL OPERATING COSTS AND EXPENSES	1,439,148	1,385,761	1,407,949	4,232,858

OPERATING INCOME	429,670	413,648	422,962	1,266,280

Interest income	8,789	9,652	2,094	20,535
Interest expense	(12,987)	(12,913)	(13,085)	(38,985)
Other (expense) income, net	(2,354)	164	1,402	(788)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	423,118	410,551	413,373	1,247,042

Income tax provision	119,025	125,517	119,213	363,755

INCOME FROM CONTINUING OPERATIONS	304,093	285,034	294,160	883,287

Income from Discontinued Operations before Income Tax	16,900	16,698	17,088	50,686

Income Tax provision	4,617	4,101	4,340	13,058

INCOME FROM DISCONTINUED OPERATIONS	12,283	12,597	12,748	37,628

NET INCOME	$316,376	$297,631	$306,908	920,915

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.28	$1.21	$1.26	$3.75
Income from discontinued operations	$0.05	$0.05	$0.05	$0.16
Net income (1)	$1.33	$1.26	$1.32	$3.91

Diluted:
Income from continuing operations	$1.25	$1.18	$1.23	$3.66
Income from discontinued operations	$0.05	$0.05	$0.05	$0.16
Net income (1)	$1.30	$1.24	$1.29	$3.82

AVERAGE SHARES OUTSTANDING

Basic	237,360	235,325	233,242	235,316
Diluted	242,965	240,863	238,319	241,151

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS FISCAL 2009
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited; Amounts in thousands, except per-share data)

	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

REVENUES	$1,673,148	$1,683,142	$1,776,409	$1,854,023	$6,986,722

Cost of products sold	775,542	807,382	838,555	890,197	3,311,676
Selling and administrative	399,668	430,608	423,513	427,008	1,680,797
Research and development	96,356	97,700	97,621	112,890	404,567

TOTAL OPERATING COSTS AND EXPENSES	1,271,566	1,335,690	1,359,689	1,430,095	5,397,040

OPERATING INCOME	401,582	347,452	416,720	423,928	1,589,682

Interest income	1,651	4,312	12,767	14,418	33,148
Interest expense	(7,824)	(7,495)	(11,288)	(13,782)	(40,389)
Other income (expense), net	9,411	(5,701)	(4,246)	(3,312)	(3,850)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	404,820	338,568	413,953	421,252	1,578,591

Income tax provision	108,213	89,702	86,508	126,824	411,246

INCOME FROM CONTINUING OPERATIONS	296,607	248,866	327,445	294,428	1,167,345

Income from Discontinued Operations before Income Tax	20,234	15,944	17,579	30,476	84,233

Income Tax provision	4,773	3,521	3,997	7,684	19,975

INCOME FROM DISCONTINUED OPERATIONS	15,461	12,423	13,582	22,792	64,258

NET INCOME	$312,068	$261,289	$341,027	$317,220	$1,231,603

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.22	$1.04	$1.36	$1.23	$4.85
Income from discontinued operations	$0.06	$0.05	$0.06	$0.10	$0.27
Net income (1)	$1.29	$1.09	$1.42	$1.33	$5.12

Diluted:
Income from continuing operations	$1.19	$1.01	$1.33	$1.20	$4.73
Income from discontinued operations	$0.06	$0.05	$0.06	$0.09	$0.26
Net income (1)	$1.26	$1.06	$1.39	$1.29	$4.99

AVERAGE SHARES OUTSTANDING

Basic	242,397	240,239	240,109	239,162	240,479
Diluted	248,311	245,890	245,696	245,056	246,798

Certain quarterly amounts may not add to the year-to-date totals due to rounding.

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES FISCAL 2010
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited; Amounts in thousands)

	Quarter 1	Quarter 2	Quarter 3	Quarter 3 YTD

TOTAL SAFETY REVENUES
United States	$291,815	$263,044	$270,604	$825,463
International	155,129	148,537	157,851	461,517

TOTAL	$446,944	$411,581	$428,455	$1,286,980

BY SEGMENT
BD Medical	$221,174	$193,688	$195,400	$610,262
BD Diagnostics	225,770	217,893	233,055	676,718

TOTAL	$446,944	$411,581	$428,455	$1,286,980

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES FISCAL 2009
Revised for discontinued operations of certain Medical segment divestitures
(Unaudited; Amounts in thousands)

	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Year

TOTAL SAFETY REVENUES
United States	$263,865	$249,820	$266,703	$276,409	$1,056,797
International	133,499	136,054	148,283	150,270	568,106

TOTAL	$397,364	$385,874	$414,986	$426,679	$1,624,903

BY SEGMENT
BD Medical	$187,066	$177,721	$191,939	$204,536	$761,262
BD Diagnostics	210,298	208,153	223,047	222,143	863,641

TOTAL	$397,364	$385,874	$414,986	$426,679	$1,624,903